[GRAPHIC LOGO OMITTED]
                              NORTH VALLEY BANCORP


North Valley Bancorp Reports Net Income of $0.30 per Share

ROE is 17.75% / Loans Grow at 30% Annual Rate / Third Consecutive Quarter of Reduced Expenses

April 19, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $730 million in assets, today reported results for the three months ending March 31, 2004. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank, a division of NVB.

         The Company reported net income for the three months ended March 31, 2004 of $2,074,000 or $0.30 per diluted share compared to $2,095,000 or $0.29 per diluted share for the same period in 2003. This represents a slight decrease in net income but a $.01 increase in diluted earnings per share due to stock repurchases which occurred during 2003. Highlights for the quarter include:

         o Return on average equity was 17.75%, up from 16.85% for the same period in 2003
         o Total loans increased $27.6 million or 29.7% on an annualized basis
         o        Third consecutive quarter of lower noninterest expenses

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $66,000 or 0.9% for the three months ended March 31, 2004 compared to 2003. This was due to a decrease in interest income of $346,000 partially offset by a decrease in interest expense of $280,000. The decrease in interest income was primarily due to total average loans decreasing from $435,774,000 in the first quarter of 2003 to $384,062,000 for the same period in 2004. Although average total interest-earning assets increased from $580,978,000 to $648,664,000, all of that growth centered in investment securities as average total investment securities increased from $111,288,000 in the first quarter of 2003 to $242,799,000 for the same period in 2004. This change in earning asset mix was the result of the Company's strategy in 2003 to sell all newly originated fixed-rate 15- and 30-year mortgages. This strategy will allow the Company to maintain a relatively stable net interest income stream irrespective of changes in future interest rates by more closely matching the duration of the Company's assets and liabilities. Interest expense decreased in 2004 primarily due to a decrease in average rates paid on deposits which was partially offset by an increase in total average interest-bearing liabilities of $42,206,000. The Company's cost of funds (including DDA deposits) decreased from 1.40% during the first quarter of 2003 to 1.19% during the same period in 2004. The Company's net interest margin on a fully taxable-equivalent basis fell to 4.47% for the first quarter of 2004 compared to 5.09% for the same period in 2003.

         Noninterest income decreased to $2,461,000 for the three months ended March 31, 2004 compared to $2,720,000 for the same period in 2003. This represents a decrease of $259,000 or 9.5% and is due to gains recorded on sales of loans and securities of $204,000 and $151,000, respectively in the first quarter of 2003. Service charges on deposits increased by $82,000 and other fees increased $80,000 in 2004 compared to 2003. Earnings on cash surrender value of life insurance policies decreased from $352,000 in 2003 to $323,000 in 2004 due to lower earning rates. Other income decreased from $268,000 for 2003 to $223,000 for 2004 due mainly to a decrease in commissions earned on third party investment activities.

         Noninterest expense totaled $6,590,000 for the three months ended March 31, 2004 compared to $6,696,000 for the same period in 2003 which is a decrease of $106,000 or 1.6% and also represents the third consecutive quarter in which noninterest expense has decreased. Salaries and benefits increased by $109,000 or 3.3% due to salary merit increases partially offset by selective staff reductions. Equipment expense decreased from $749,000 in 2003 to $572,000 in 2004 primarily due to additional expenses associated with the Company's new core operating system immediately after the system conversion in late 2002.

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

Credit Quality

         Nonperforming loans (defined here as non-accrual loans and loans 90 days or more past due and still accruing interest) increased to $3,264,000, or 0.80% of total loans at March 31, 2004, up from $3,010,000 or 0.79% of total loans at December 31, 2003. For the period ended March 31, 2004, $2,857,000, or 88% of nonperforming loans were secured by first deeds of trust on real property and the SBA guaranteed portion of total nonperforming loans was $1,639,000. The allowance for loan and lease losses at March 31, 2004 was $6,419,000 or 1.58% of total loans compared to $6,493,000 or 1.71% of total loans at December 31, 2003. No provision was made to the allowance for loan loss during the first quarters of 2004 or 2003. The ratio of net charge-offs to average loans outstanding for the three months ended March 31, 2004 was 0.08% compared to (0.16%) for the same period in 2003. The allowance for loan and lease losses as a percentage of nonperforming loans was 196.66% as of March 31, 2004 compared to 215.71% as of December 31, 2003.

         "We are proud of our first quarter results. Our efforts in the area of business development are clearly showing in the form of $27.6 million in loan growth this quarter. In addition, we have been successful in controlling expenses as noninterest expenses have decreased for the last three consecutive quarters. We have essentially been able to replace income from gains on mortgage sales with growth in net interest income, fee income, and a reduction in noninterest expenses. Our proposed office in Woodland should also provide us additional lending opportunities in the Greater Sacramento region, one of the fastest growing markets in the state," stated Mr. Cushman, President & CEO.

         North Valley Bancorp is a bank holding company headquartered in Redding, California. NVB operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its subsidiary bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                     or    Edward J. Czajka
President & Chief Executive Officer          Executive Vice President &
(530) 226-2900  Fax: (530) 221-4877          Chief Financial Officer

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                      For the three months ended March 31,

                                                         2004           2003         $ Change       % Change
                                                      ----------     ----------     ----------     ----------
INTEREST INCOME:
      Loans and leases including fees                 $    6,493     $    7,684     $   (1,191)         -15.5%
 Investment Securities
      Taxable                                              1,883          1,046            837           80.0%
      Exempt from federal taxes                              407            354             53           15.0%
 Federal funds sold                                           63            108            (45)        -41.7%
                                                      ----------     ----------     ----------     ----------
        Total interest income                              8,846          9,192           (346)         -3.8%

INTEREST EXPENSE:
      Deposits                                             1,141          1,596           (455)        -28.5%
      Subordinated debentures                                354            256             98           38.3%
      Other borrowings                                       307            230             77           33.5%
                                                      ----------     ----------     ----------     ----------
        Total interest expense                             1,802          2,082           (280)         -13.4%

Net Interest Income                                        7,044          7,110            (66)          -0.9%

Provision for loan and lease losses                           --             --             --            0.0%
Net interest income after provision for loan
 and lease losses                                          7,044          7,110            (66)          -0.9%

NONINTEREST INCOME:
      Service charges on deposit accounts                  1,372          1,290             82            6.4%
      Other fees and charges                                 535            455             80           17.6%
      Earnings on cash surrender value of life
        insurance policies                                   323            352            (29)          -8.2%
      Gain on sale of loans                                   --            204           (204)           1.0%
      Gains on sales or calls of securities                    8            151           (143)         -94.7%
      Other                                                  223            268            (45)         -16.8%
                                                      ----------     ----------     ----------     ----------
        Total noninterest income                           2,461          2,720           (259)          -9.5%

NONINTEREST EXPENSES:
      Salaries and employee benefits                       3,421          3,312            109            3.3%
      Occupancy expense                                      430            402             28            7.0%
      Furniture and equipment expense                        572            749           (177)         -23.6%
      Other                                                2,167          2,233            (66)          -3.0%
                                                      ----------     ----------     ----------     ----------
        Total noninterest expenses                         6,590          6,696           (106)          -1.6%

Income before Provision for Income Taxes                   2,915          3,134           (219)          -7.0%

Provision for Income Taxes                                   841          1,039           (198)         -19.1%

Net Income                                            $    2,074     $    2,095            (21)          -1.0%

Earnings per Share:
        Basic                                         $     0.32     $     0.30     $     0.02            6.7%
        Diluted                                       $     0.30     $     0.29     $     0.01            3.4%

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

                     North Valley Bancorp and Subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

                                                                         31-Mar-04      31-Dec-03      $ Change       % Change
                                                                        ----------     ----------     ----------     ----------
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                               $   35,638     $   28,013     $    7,625           27.2%
  Federal funds sold                                                         1,130         31,510        (30,380)         -96.4%
                                                                        ----------     ----------     ----------     ----------
    Total cash and cash equivalents                                         36,768         59,523        (22,755)         -38.2%

Interest-bearing cash in other financial
  institutions                                                                  --            123           (123)        -100.0%
Investment securities:
  Available for sale, at fair value                                        238,865        191,045         47,820           25.0%
  Held to maturity, at amortized cost                                        1,455          1,455             --            0.0%

Loans and leases, net of allowance for loan and lease losses of
   $6,419 and $6,493 at March 31, 2004 and December 31, 2003               400,261        372,660         27,601            7.4%
Premises and equipment, net                                                 12,447         12,699           (252)          -2.0%
FHLB & FRB Stock                                                             3,681          2,991            690           23.1%
Other real estate owned                                                        115             --            115          100.0%
Core deposit intangibles, net                                                2,146          2,272           (126)          -5.5%
Accrued interest receivable                                                  2,924          2,696            228            8.5%
Other assets                                                                30,924         32,229         (1,305)          -4.0%
                                                                        ----------     ----------     ----------     ----------
TOTAL ASSETS                                                            $  729,586     $  677,693     $   51,893            7.7%
                                                                        ==========     ==========     ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                                   $  127,766     $  118,678     $    9,088            7.7%
  Interest-bearing:
    Demand deposits                                                        164,676        159,123          5,553            3.5%
    Savings                                                                159,582        157,106          2,476            1.6%
    Time certificates                                                      156,614        163,407         (6,793)          -4.2%
                                                                        ----------     ----------     ----------     ----------
      Total deposits                                                       608,638        598,314         10,324            1.7%

Other borrowed funds                                                        47,383          9,459         37,924          400.9%
Accrued interest payable and other liabilities                               7,477          7,371            106            1.4%
Subordinated debentures                                                     16,496         16,496             --            0.0%
                                                                        ----------     ----------     ----------     ----------
      Total liabilities                                                    679,994        631,640         48,354            7.7%
                                                                        ----------     ----------     ----------     ----------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares:
  none outstanding
Common stock, no par value: authorized 20,000,000
  Shares, outstanding  6,513,823 and 6,488,073 at March 31, 2004
  and December 31, 2003                                                     23,825         23,406            326            1.4%
Retained earnings                                                           24,216         22,795          1,421            6.2%
Accumulated other comprehensive income (loss), net of tax                    1,551           (148)         1,792        -1210.8%
                                                                        ----------     ----------     ----------     ----------
Total stockholders' equity                                                  49,592         46,053          3,539            7.7%

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $  729,586     $  677,693     $   51,893            7.7%
                                                                        ==========     ==========     ==========     ==========

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios

                                                                    For the three months
                                                                       ended March 31,
                                                                ---------------------------
                                                                   2004            2003
                                                                -----------     -----------
Return on average assets                                               1.17%           1.28%
Return on average equity                                              17.75%          16.85%
Noninterest income to average assets                                   1.38%           1.67%
Noninterest expense to average assets                                  3.71%           4.10%
Net interest margin (taxable-equivalent)                               4.47%           5.09%
Average equity to average assets                                       6.57%           7.72%

Allowance for Loan and Lease Losses

Balance beginning of year                                       $     6,493     $     6,723
Provision for loan and lease losses                                      --              --
Net charge offs (recoveries)                                             74            (155)

Balance end of period                                           $     6,419     $     6,878

NON-PERFORMING ASSETS:

                                                                 March 31,      December 31,
                                                                   2004            2003
                                                                -----------     -----------
Total nonaccrual loans                                          $     1,469     $     1,615
Loans 90 days past due and still accruing                             1,795           1,395

Total nonperforming loans                                       $     3,264     $     3,010
Other real estate owned                                                 115              --

Total nonperforming assets                                      $     3,379     $     3,010

Nonaccrual loans to total gross loans and leases                       0.36%           0.43%
Nonperforming loans to total gross loans and leases                    0.80%           0.79%
Total nonperforming assets to total assets                             0.46%           0.44%

Allowance for loan and lease losses to nonperforming loans
  and leases                                                         196.66%         215.71%
Allowance for loan and lease losses to total gross loans and
  Leases                                                               1.58%           1.71%
Allowance for loan and lease losses to nonperforming assets          189.97%         215.71%

Total Gross Loans                                                   406,680         379,153
Total Assets                                                        729,586         677,693
Average Loans Outstanding                                           384,062         399,217
Average Assets                                                      711,025         671,356
Average Equity                                                       46,734          47,831

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